Vertiv Amends its Tax Receivable Agreement Resulting in Approximately $60 Million Positive Pre-Tax Impact

COLUMBUS, Ohio, January 6, 2022 – Vertiv Holdings Co (“Vertiv”) (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, today announced that it has entered into an agreement with VPE Holdings, LLC, an affiliate of Platinum Equity, LLC, to amend the Tax Receivable Agreement (“TRA”) the company entered into with VPE Holdings, in connection with its business combination in February 2020 and to satisfy and extinguish all outstanding remaining obligations thereunder. Vertiv will make payments totaling $100 million to VPE Holdings, with half to be paid by June 15, 2022, and the other half by September 15, 2022, at which time all further obligations under the Tax Receivable Agreement will terminate.
The fair value of the TRA liability recorded on Vertiv’s balance sheet was $162 million as of September 30, 2021. The remaining payment obligation under the amended TRA will be $100 million as of December 31, 2021. The impact of this amendment will result in a positive pre-tax impact to the statement of earnings of approximately $60 million in the fourth quarter of 2021. This benefit will not impact operating profit or adjusted operating profit as it will be reported below operating profit on the statement of earnings.
Fourth quarter earnings per share will be positively impacted by the amended agreement, however, this benefit will be treated as an adjustment and will not impact adjusted earnings per share. There will be a $100 million impact to cash flows from financing activities in 2022 related to the payments due under the amended agreement.
“Given the strong liquidity of Vertiv’s business, the opportunity to remove this liability from our balance sheet, at a reduced cost, makes sense,” said David Fallon, Vertiv’s Chief Financial Officer. “Doing so removes uncertainty related to the original multiyear agreement, which contemplated payments until 2033 and will have a significant positive impact to cash flow over the original time frame of the agreement.”
About Vertiv Holdings Co
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to ensure its customers’ vital applications run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Columbus, Ohio, USA, Vertiv employs approximately 21,000 people and does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit Vertiv.com.
Cautionary Note Concerning Forward-Looking Statements
This news release, and other statements that Vertiv may make in connection therewith, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. This includes, without limitation, statements regarding the expected benefits associated with the termination of the Tax Receivable Agreement. These statements constitute projections, forecasts and forward-looking statements and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
The forward-looking statements contained or incorporated by reference in this presentation are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports.
Category: Financial News

For investor inquiries, please contact:
Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
T +1 614-841-6776
E: lynne.maxeiner@vertiv.com

For media inquiries, please contact:
Scott Deitz
FleishmanHillard for Vertiv
T +1 336-908-7759
E: scott.deitz@fleishman.com

Source: Vertiv Holdings Co

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